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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                JANUARY 17, 2003


                             BOSTON PROPERTIES, INC.
             (Exact name of Registrant as specified in its charter)




         DELAWARE                     1-13087                   04-2473675
(State or other jurisdiction     (Commission File            (I.R.S. employer
     of incorporation)                Number)               Identification No.)



                              111 HUNTINGTON AVENUE
                           BOSTON, MASSACHUSETTS 02199
              (Address of principal executive offices and zip code)



               Registrant's telephone number, including area code:
                                 (617) 236-3300


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ITEM 5. OTHER EVENTS

On January 17, 2003, Boston Properties Limited Partnership, the Company's Operating Partnership, closed an offering of $175 million in aggregate principal amount of its 6.25% senior unsecured notes due 2013. The notes were priced at 99.763% of their face amount to yield 6.28%. These notes represent a re-opening of the 6.25% senior notes due 2013 issued by Boston Properties Limited Partnership on December 13, 2002, and these additional notes will constitute a single series of notes with those notes, bringing the aggregate principal amount outstanding of the 6.25% senior notes due 2013 to $925 million.

Following the issuance of a press release on January 21, 2003 announcing the Company's results for the fourth quarter ended December 31, 2002, the Company intends to provide, to certain investors and analysts at their request, supplemental information regarding the Company's operations that is to voluminous for a press release. The Company is attaching this supplementary operating and financial data as Exhibit 99.1 and the press release as Exhibit
99.2 to this Current Report on Form 8-K.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


(c)      Exhibits

EXHIBIT NO.

4.1 Supplemental Indenture No. 2, dated as of January 17, 2003, by and between Boston Properties Limited Partnership and The Bank of New York, as Trustee, including a form of the 6.25% Senior Note due 2013.

99.1 Boston Properties, Inc. Supplemental Operating and Financial Data for the quarter ended December 31, 2002.

99.2     The Boston Properties, Inc. press release dated January 21, 2003.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 23, 2003                          BOSTON PROPERTIES, INC.

                                                /s/ Douglas T. Linde
                                                -------------------------------
                                                By: Douglas T. Linde
                                                    Chief Financial Officer